Exhibit 1.1

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class	123

Holder Account Number

C1234567890	X X X

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Form of Proxy — Special Meeting of Unitholders to be held on September 26, 2006

This Form of Proxy is solicited by and on behalf of Management.
Notes to proxy
1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.
8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 10:00 am, Mountain Time, on September 22, 2006.
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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone.
1-866-732-VOTE (8683) Toll Free
•	Go to the following web site: www.computershare.com/proxy

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.
To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

MR SAM SAMPLE
C1234567890
XXX     123

Appointment of Proxyholder
I/We, being holder(s) of Esprit Energy Trust (“Esprit”) hereby appoint: Paul B. Myers, a trustee of Esprit and President and Chief Executive Officer of Esprit Exploration Ltd. (the “Corporation”), administrator of Esprit Energy Trust, or failing him, Stephen B. Soules, a trustee of Esprit and Executive Vice President and Chief Financial Officer of the Corporation, or failing him, Gregory A. Jerome, Vice President, Finance and Corporate Secretary of the Corporation.

OR

Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of Unitholders of Esprit to be held in the Belaire Room of The Westin Hotel, 320 — 4th Avenue S.W., Calgary, Alberta, Canada at 10:00 a.m. (Calgary Time) on Tuesday, September 26, 2006 and at any adjournment thereof.
VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Esprit Trust Indenture Amendments Resolution
Passing, with or without amendment, a special resolution (the “Esprit Trust Indenture Amendments Resolution”) in the form attached as Appendix “A” to the accompanying Information Circular and Proxy Statement.

For	Against

☐	☐

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2. Merger Resolution
Passing, with or without variation, a special resolution (the “Merger Resolution”) in the form attached as Appendix “B” to the Information Circular to approve the merger of Esprit with Pengrowth Energy Trust.

For	Against

☐	☐

At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Special Meeting or any adjournment thereof in such manner as such proxy, in such proxyholder’s sole judgement, may determine.

The undersigned Unitholder hereby revokes any proxy previously given to attend and vote at the Special Meeting and acknowledges receipt of the Notice of Special Meeting of Unitholders and the Information Circular of Esprit dated August 22, 2006.

For questions or assistance, please call Kingsdale Shareholder Services Inc. at 1-866-301-3454 or collect at 416-867-2272
YOUR VOTE IS EXTREMELY IMPORTANT — VOTE YOUR PROXY TODAY.
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Authorized Signature(s) — This section must be completed for your instructions to be executed.
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.
Signature(s)

Date

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